UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ALLENA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

One Newton Executive Park

Suite 202

Newton, MA 02462

May 20, 2021

Dear Allena Stockholder:

We recently mailed proxy materials to you relating to proposals to be voted on at the 2021 Annual Meeting of Stockholders of Allena Pharmaceuticals, Inc. (the “Company”) which will be held virtually on June 3, 2021, 10:00 a.m. local time. You are receiving this REMINDER notice because you held shares in the Company on the record date and we have not received your vote. Time is running short and the 2021 Annual Meeting of Stockholders is rapidly approaching. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your shares.

The Board of Directors of the Company unanimously

recommends that you vote “FOR” the proposals on the enclosed proxy card.

Your vote is important, no matter how large or small your holdings may be. We urge you to vote “FOR” the proposals by completing, signing, and dating the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. Alternatively, you may vote by telephone or via the internet by following the instructions on the enclosed proxy card.

If you have questions or need assistance in voting your shares,

please call Georgeson LLC at 877-847-1383.

Sincerely,

Louis Brenner, M.D.
President and Chief Executive Officer, Director